Exhibit 10.1

Compensation Information for Named Executive Officers

Robert Blum, President & CEO: base salary $615,000; 2016 bonus award $350,000; 2017 target bonus 60% of salary.

Sharon Barbari, Exec. Vice President, Finance & CFO: base salary $425,182; 2016 bonus award $156,863; 2017 target bonus 40% of salary.

Fady Malik, Exec. Vice President, Research and Development: base salary $463,185; 2016 bonus award $170,884; 2017 target bonus 40% of salary.

Bradley Morgan, Exec. Senior Vice President, Research and Non-Clinical Development: base salary $342,194; 2017 bonus award $110,465; 2017 target bonus 35% of salary.

Andrew Wolff, Exec. Senior Vice President & Chief Medical Officer: base salary $403,675; 2017 bonus award $100,000; 2017 target bonus 35% of salary.